Exhibit 99.1

MasterCard Incorporated Reports

First-Quarter 2008 Financial Results

•	Net income of $398 million, or $3.01 per share, on a diluted basis

—	Excluding a special item of $49 million, or $0.37 per share

—	Including gains from sales of an investment security of $56 million, or $0.42 per share

•	On a GAAP basis, net income of $447 million, or $3.38 per diluted share

•	Net revenue growth of 29.2%, to $1.2 billion

•	Gross dollar volume up 14.1%, purchase volume up 15.0%

Purchase, NY, April 29, 2008 – MasterCard Incorporated (NYSE:MA) today announced financial results for the first quarter of 2008. The company reported net income of $398 million, or $3.01 per share on a diluted basis, excluding a special item related to a $49 million after-tax gain from the termination of a customer business agreement. Including this special item, net income was $447 million, or $3.38 per share, on a diluted basis. Net income also incorporates after-tax gains of $56 million, or $0.42 per share on a diluted basis, from the remaining sales of the company’s investment in Redecard S.A. in Brazil. The company’s total other income, net income and earnings per share, excluding the special item, are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

Net revenue for the first quarter of 2008 was $1.2 billion, a 29.2% increase versus the same period in 2007. Currency fluctuations (driven by movement of the euro and the Brazilian real relative to the U.S. dollar) contributed 5.1% of the increase in net revenue for the quarter. Fueling the higher net revenue in the first quarter versus the same period in 2007 were:

•	Growth in MasterCard’s gross dollar volume, which increased 14.1%, on a local currency basis, to $611 billion;

•	A 15.7% increase in the number of transactions processed, to 4.9 billion;

•	An increase in cross-border volumes of 23.6%; and

•	Pricing changes, primarily an increase in cross-border acquiring fees implemented in January 2008, which contributed approximately 6 percentage points of the revenue growth.

Worldwide purchase volume during the quarter rose 15.0%, on a local currency basis, versus the first quarter of 2007, to $453 billion, driven by increased cardholder spending on a growing number of MasterCard cards. As of March 31, 2008, the company’s financial-institution customers had issued 935 million MasterCard cards, an increase of 12.1% over the cards issued at March 31, 2007.

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“We are very pleased with our first-quarter financial results, which reflect the strong positioning of our unified global business,” said Robert W. Selander, MasterCard president and chief executive officer. “Regions outside the U.S., such as Latin America and South Asia, Middle East and Africa, are driving significant growth, and cross-border volumes remain healthy as cardholders continue to travel and prefer the use of electronic over paper-based forms of payment.

“MasterCard continues to see growth in the U.S. region despite continued economic uncertainty,” Selander stated. “In this challenging economic environment, we are working closely with our customers to deliver the value and insights they have come to expect to help them meet their business objectives. We are committed to accelerating the global expansion of electronic payments, and are making investments to ensure we are properly aligned with our customers and merchants wherever they do business,” said Selander.

Total operating expenses increased 10.9%, to $666 million, during the first quarter of 2008 compared to the same period in 2007. Currency fluctuations contributed 3.3% of the increase in expenses for the first quarter of 2008. Growth in total operating expenses was driven by:

•

A 10.9% increase in general and administrative expenses resulting from higher personnel costs, which were partially offset by foreign exchange settlement gains. The increase in personnel costs was primarily associated with the hiring of additional staff and contractors, mainly in technology, customer-facing and product positions; currency fluctuations represented 2.9 percentage points of the increase, and

•

An 11.6% increase in advertising and marketing expenses versus the year-ago period, primarily due to the timing of expenses for European sponsorship activity as well as investment in high-growth markets; currency fluctuations represented 4.4 percentage points of the increase.

Total other income was $173 million in the first quarter of 2008 versus $22 million in the first quarter of 2007, including the $75 million pre-tax gain from the termination of a customer business agreement. Excluding this special item, total other income increased $76 million versus the first quarter of 2007. This increase was driven primarily by $86 million in pre-tax gains from remaining sales of the company’s investment in Redecard S.A. in Brazil, partially offset by other investment losses.

MasterCard’s effective tax rate was 35.1% in the three months ended March 31, 2008, versus 36.0% in the comparable period in 2007. The company’s tax rate was lower in the first quarter of 2008 due to tax reserves not increasing at the same level of the increase in pre-tax income.

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Class A Share Repurchase Update

In April 2007, the MasterCard Board of Directors authorized a plan for the company to repurchase up to $500 million of its Class A common stock in open market transactions during 2007. On October 29, 2007, the Board amended the share repurchase plan to authorize the company to repurchase an incremental $750 million (an aggregate for the entire repurchase program of $1.25 billion) of its Class A common stock in open market transactions through June 30, 2008.

During the first quarter, approximately 1.5 million shares of Class A common stock had been repurchased at a cost of $294 million. As of April 29, 2008, the company repurchased approximately 557,000 additional shares of its Class A common stock at a cost of $129 million, for a total of $1.02 billion of the approved $1.25 billion completed.

First-Quarter 2008 Financial Results Conference Call Details

At 9:00 a.m. EDT today, the company will host a conference call to discuss its first-quarter 2008 financial results.

The dial-in information for this call is 888-713-4205 (within the U.S.) and 617-213-4862 (outside the U.S.) and the passcode is 15455901. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 18639831.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 18 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

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Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	The ability for the company’s regions outside the U.S., such as Latin America and South Asia, Middle East and Africa, to drive significant growth;

•	The company’s ability to maintain healthy cross-border volumes;

•	The company’s ability to see growth in the U.S. despite continued economic uncertainty;

•	The company’s ability to work closely with its customers to deliver value and insights to help them meet their business objectives;

•	The company’s ability to accelerate the global expansion of electronic payments; and

•	The company’s ability to make investments to properly align with its customers and merchants.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2007, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2008, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	(In thousands, except share data)
	2008	2007
Revenues, net	$1,182,084	$915,103
Operating Expenses
General and administrative	442,000	398,526
Advertising and marketing	199,213	178,451
Depreciation and amortization	25,264	24,188

Total operating expenses	666,477	601,165

Operating income	515,607	313,938
Other Income (Expense)
Investment income, net	114,770	36,248
Interest expense	(15,318)	(14,356)
Other income (expense), net	73,522	(40)

Total other income (expense)	172,974	21,852

Income before income taxes	688,581	335,790
Income tax expense	241,703	120,884

Net Income	$446,878	$214,906

Basic Net Income per Share	$3.40	$1.58

Basic Weighted average shares outstanding	131,426	135,847

Diluted Net Income per Share	$3.38	$1.57

Diluted Weighted average shares outstanding	132,220	136,594

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2008	December 31, 2008
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,872,550	$1,659,295
Investment securities, at fair value:
Trading	—	2,561
Available-for-sale	790,199	1,308,126
Accounts receivable	527,065	532,633
Settlement due from customers	772,032	712,558
Restricted security deposits held for customers	134,241	142,052
Prepaid expenses	188,345	156,258
Other current assets	139,997	78,258

Total Current Assets	4,424,429	4,591,741
Property, plant and equipment, at cost (less accumulated depreciation of $267,888 and $250,888)	292,748	290,200
Deferred income taxes	285,503	263,143
Goodwill	255,996	239,626
Other intangible assets (less accumulated amortization of $363,712 and $347,977)	345,364	320,758
Investment securities available-for-sale, at fair value	236,693	—
Municipal bonds held-to-maturity	191,975	192,489
Prepaid expenses	282,110	274,962
Other assets	110,789	87,122

Total Assets	$6,425,607	$6,260,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$266,448	$252,391
Settlement due to customers	593,989	604,212
Restricted security deposits held for customers	134,241	142,052
Obligations under U.S. merchant lawsuit and other litigation settlements — current	107,235	107,235
Accrued expenses	1,046,136	1,071,557
Short-term debt	80,000	80,000
Other current liabilities	137,184	105,895

Total Current Liabilities	2,365,233	2,363,342
Deferred income taxes	76,356	71,278
Obligations under U.S. merchant lawsuit and other litigation settlements	305,183	297,201
Long-term debt	149,974	149,824
Other liabilities	366,302	346,469

Total Liabilities	3,263,048	3,228,114
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 91,864,938 and 91,243,433 shares issued and 86,441,214 and 87,321,541 outstanding, respectively	9	9
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 43,948,778 shares issued and outstanding	5	5
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,682 and 1,664 shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,300,003	3,312,380
Class A treasury stock, at cost, 5,423,724 and 3,921,892, respectively	(894,644)	(600,532)
Retained earnings	464,585	37,699
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustments	293,285	216,651
Defined benefit pension and other postretirement plans, net of tax	(3,414)	(3,555)
Investment securities available-for-sale, net of tax	(1,890)	64,650
Total accumulated other comprehensive income	287,981	277,746

Total Stockholders’ Equity	3,157,939	3,027,307

Total Liabilities and Stockholders’ Equity	$6,425,607	$6,260,041

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2008	2007
	(In thousands)
Operating Activities
Net income	$446,878	$214,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,264	24,188
Gain on sale of Redecard S.A. available-for-sale securities	(85,903)	—
Share based payments	11,051	8,425
Stock units settled in cash for taxes	(65,760)	(6,000)
Tax benefit for share based compensation	(40,661)	(3,761)
Impairment of investments	7,309	—
Accretion of imputed interest on litigation settlements	7,982	9,229
Deferred income taxes	(31,982)	19,444
Other	2,550	2,396
Changes in operating assets and liabilities:
Trading securities	2,561	7,211
Accounts receivable	16,369	4,037
Settlement due from customers	(20,861)	40,211
Prepaid expenses	(28,280)	(31,694)
Other current assets	(12,122)	(11,496)
Prepaid expenses, non-current	1,679	(25,971)
Accounts payable	10,046	(48,082)
Settlement due to customers	(46,381)	(65,616)
Accrued expenses	(5,994)	(78,428)
Net change in other assets and liabilities	30,167	11,975

Net cash provided by operating activities	223,912	70,974

Investing Activities
Purchases of property, plant and equipment	(12,447)	(16,855)
Capitalized software	(19,279)	(19,248)
Purchases of investment securities available-for-sale	(385,048)	(1,022,330)
Proceeds from sales and maturities of investment securities available-for-sale	640,920	1,013,249
Other investing activities	(2,110)	1,077

Net cash provided by (used in) investing activities	222,036	(44,107)

Financing Activities
Dividends paid	(20,038)	(12,157)
Cash proceeds from exercise of stock options	1,671	—
Tax benefit on share based compensation	40,661	3,761
Purchase of treasury stock	(294,112)	—

Net cash used in financing activities	(271,818)	(8,396)

Effect of exchange rate changes on cash and cash equivalents	39,125	6,268

Net increase in cash and cash equivalents	213,255	24,739
Cash and cash equivalents — beginning of period	1,659,295	1,185,080

Cash and cash equivalents — end of period	$1,872,550	$1,209,819

Non-cash financing activities:
Dividends declaration	$19,992	$20,715

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2008
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$89	27.8%	18.7%	$ 62	22.3%	708	$ 27	11.1%	150	166	181	7.4
Canada	24	31.6%	13.0%	20	13.1%	212	4	12.7%	5	31	37	0.8
Europe	183	30.2%	17.4%	136	18.0%	1,459	47	15.7%	249	172	185	7.5
Latin America	44	28.7%	20.7%	22	22.7%	415	21	18.8%	135	82	102	2.7
South Asia / Middle East / Africa	12	33.5%	31.3%	6	26.9%	92	6	36.6%	42	31	36	0.9
United States	259	8.9%	8.9%	206	10.3%	3,253	52	3.8%	253	343	394	7.2
Worldwide	611	20.0%	14.1%	453	15.0%	6,138	157	11.6%	834	825	935	26.6
MasterCard Credit and Charge Programs
United States	154	4.4%	4.4%	131	6.1%	1,490	23	-4.0%	15	234	279
Worldwide less United States	280	29.5%	17.9%	221	19.8%	2,468	59	11.3%	246	414	467
Worldwide	434	19.3%	12.7%	352	14.3%	3,958	82	6.6%	261	648	745
MasterCard Debit Programs
United States	104	16.3%	16.3%	75	18.7%	1,763	30	10.8%	238	108	116
Worldwide less United States	72	30.2%	19.4%	26	14.5%	418	46	22.5%	336	69	74
Worldwide	176	21.6%	17.6%	101	17.5%	2,181	75	17.6%	573	177	190

	For the 3 Months ended March 31, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cash (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$69	19.3%	15.9%	$ 47	20.6%	589	$ 23	7.3%	126	147	160
Canada	18	12.7%	14.2%	15	13.8%	188	3	16.4%	5	27	33
Europe	141	25.1%	15.3%	104	15.8%	1,277	36	13.8%	223	145	156
Latin America	34	20.9%	23.0%	16	26.4%	352	18	19.9%	119	72	88
South Asia / Middle East / Africa	9	36.3%	47.3%	5	34.7%	80	4	66.8%	36	25	28
United States	238	15.7%	15.7%	187	18.0%	2,928	51	8.0%	240	313	370
Worldwide	509	19.2%	16.5%	375	18.1%	5,414	134	12.3%	748	728	834
MasterCard Credit and Charge Programs
United States	148	4.4%	4.4%	124	7.7%	1,424	24	-10.1%	16	218	268
Worldwide less United States	216	22.0%	16.7%	167	18.6%	2,120	49	10.4%	223	353	398
Worldwide	364	14.2%	11.3%	291	13.7%	3,544	73	2.7%	239	571	666
MasterCard Debit Programs
United States	90	41.1%	41.1%	63	45.5%	1,504	27	31.7%	224	95	102
Worldwide less United States	55	24.4%	19.1%	21	14.4%	367	35	22.1%	285	62	67
Worldwide	145	34.2%	31.8%	84	36.4%	1,871	62	26.1%	510	157	168

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

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Reconciliation to Total Other Income, Net Income and Earnings Per Share

($ million)	For the three months ended 3/31/08				For the three months ended 3/31/07			YOY Growth
	Actual	Special Items		As Adjusted	Actual	Special Items	As Adjusted	As Adjusted
Revenues, net	$1,182	—		$1,182	$915	—	$915	29.2%
Operating Expenses
General and administrative	442	—		442	399	—	399	10.9%
Advertising and marketing	199	—		199	178	—	178	11.6%
Litigation settlements	—	—		—	—		—	—
Depreciation and amortization	25	—		25	24	—	24	4.5%

Total operating expenses	666	—		666	601	—	601	10.9%

Operating income	516	—		516	314	—	314	64.2%
Operating Margin	43.6%	—		43.6%	34.3%	—	34.3%	9.3	ppts.
Other Income (Expense)
Investment income, net	115	—		115	36	—	36	216.6%
Interest expense	(15)	—		(15)	(14)	—	(14)	6.7%
Other income, net	74	75	a	(1)	—	—	—	NM

Total other income	173	75		98	22	—	22	348.4%

Income before income taxes	689	75		614	336	—	336	82.7%
Income tax expense	242	26		216	121	—	121	78.2%

Net Income (loss)	$447	49		$398	$215	—	$215	85.3%

Basic Net Income (Loss) per Share	$3.40	$0.37		$3.03	$1.58	—	$1.58	91.8%

Diluted Net Income (Loss) per Share	$3.38	$0.37		$3.01	$1.57	—	$1.57	91.7%

a.	Gain from the termination of a customer business agreement

Note that the figures in the preceding table may not sum due to rounding

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K filed with the Securities and Exchange Commission on April 29, 2008.

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